EXHIBIT 99.1

CB Financial Services, Inc.
Announces Second Quarter and Year-to-Date 2024 Financial Results and
Declares Quarterly Cash Dividend

WASHINGTON, PA., July 24, 2024 -- CB Financial Services, Inc. (“CB” or the “Company”) (NASDAQGM: CBFV), the holding company of Community Bank (the “Bank”), today announced its second quarter and year-to-date 2024 financial results.

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
(Dollars in thousands, except per share data) (Unaudited)

Net Income (GAAP)	$2,650	$4,196	$12,966	$2,672	$2,757	$6,847	$6,915
Net Income Adjustments	24	(1,000)	(9,905)	29	78	(976)	(49)
Adjusted Net Income (Non-GAAP) (1)	$2,674	$3,196	$3,061	$2,701	$2,835	$5,871	$6,866

Earnings per Common Share - Diluted (GAAP)	$0.51	$0.82	$2.52	$0.52	$0.54	$1.33	$1.35
Adjusted Earnings per Common Share - Diluted (Non-GAAP) (1)	$0.52	$0.62	$0.60	$0.53	$0.55	$1.14	$1.34
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures and reconciliation of adjusted net income and adjusted earnings per common share - diluted as presented later in this Press Release.
2024 Second Quarter Financial Highlights
(Comparisons to three months ended June 30, 2023 unless otherwise noted)
•Net income was $2.7 million, compared to $2.8 million. Results were impacted by the December 2023 sale of the Bank’s subsidiary insurance agency, Exchange Underwriters (“EU”), which drove decreases in noninterest income and noninterest expense.
◦Adjusted net income (Non-GAAP) was $2.7 million compared to $2.8 million.
◦Income before income tax expense was $3.2 million compared to $3.5 million.
◦Adjusted pre-provision net revenue (PPNR) (Non-GAAP) was $3.2 million compared to $4.0 million.
•Earnings per diluted common share (EPS) decreased to $0.51 from $0.54.
◦Adjusted earning per common share - diluted (Non-GAAP) was $0.52, compared to $0.55.
•Return on average assets (annualized) was 0.71%, compared to 0.79%.
◦Adjusted return on average assets (annualized) (Non-GAAP) was 0.72%, compared to 0.81%.
•Return on average equity (annualized) was 7.58%, compared to 9.38%.
◦Adjusted return on average equity (annualized) (Non-GAAP) was 7.65%, compared to 9.64%.
•Net interest margin (“NIM”) declined to 3.18% from 3.29%.
•Net interest and dividend income was $11.5 million, compared to $11.1 million.
•Noninterest income decreased to $688,000, compared to $2.3 million. The significant change in noninterest income was driven by a $1.5 million decrease in insurance commissions due to the sale of EU.
•Noninterest expense decreased to $9.0 million, compared to $9.5 million, due to decreases in compensation and benefits, intangible amortization and FDIC assessment expenses, partially offset by increases in data processing, occupancy and Pennsylvania shares tax expenses.

(Amounts at June 30, 2024; comparisons to December 31, 2023, unless otherwise noted)
•Total assets increased $103.8 million, or 7.1%, to $1.6 billion from $1.5 billion.
•Total loans decreased $31.7 million, or 2.9%, to $1.08 billion compared to $1.11 billion, and included decreases in consumer, commercial real estate and residential real estate loans of $21.3 million, $8.4 million and $5.1 million, respectively, partially offset by increases in commercial and industrial loans, other loans and construction loans of $1.1 million, $1.1 million and $922,000, respectively. The consumer loan portfolio is primarily comprised of indirect automobile loans and decreased as a result of the discontinuation of that product as of June 30, 2023. Excluding the $21.6 million decrease in indirect automobile loans, total loans decreased $10.1 million, or 0.9%. In total, $62.3 million of loans have paid off since December 31, 2023.

EXHIBIT 99.1

•Nonperforming loans to total loans was 0.17% at June 30, 2024, compared to 0.20% at December 31, 2023.
•Total deposits were $1.35 billion, an increase of $82.6 million, compared to $1.27 billion.
•Book value per share was $27.79, compared to $27.53 as of March 31, 2024 and $27.32 as of December 31, 2023.
•Tangible book value per share (Non-GAAP) was $25.83, compared to $25.52 as of March 31, 2024 and $25.23 as of December 31, 2023. The year-to-date change was due to an increase in stockholders’ equity primarily related to current period net income of $6.8 million, partially offset by a $1.6 million increase in accumulated other comprehensive loss and the payment of $2.6 million in dividends since December 31, 2023.

Management Commentary
President and CEO John H. Montgomery commented, “The first half of the year has reflected ongoing trends of net interest margin pressure due to heightened funding costs that have been driven by prevailing market rates, however, our previously announced balance sheet strategies and continued commercial loan production are contributing to stabilization and improvement in this area.

While the yield on our loan portfolio continues to improve, total loans decreased $17.6 million, or 1.6%, from March 31, 2024. Runoff in the formerly exited indirect lending portfolio of $10.2 million was partially offset by a $9.1 million increase in more profitable commercial and industrial loans. Commercial and residential real estate loans declined $11.7 million and $4.2 million, respectively, with the former largely related to the Bank’s decision to exit certain relationships along with expected asset sales and the later related to our repositioning of our residential mortgage program. Notably, asset quality remains robust, with nonperforming loans declining to $1.9 million (0.17% of total loans) from $2.2 million (0.20% of total loans) in the prior quarter.

Overall, deposit movements continued during the quarter, shifting from non-interest and lower-cost interest-bearing accounts to higher-cost time deposits. Total deposits remained relatively stable, with a slight increase, largely due to growth in our interest-bearing demand deposits and time deposits.

During the quarter, we continued progress on our strategic initiatives by implementing a new enterprise-wide loan origination system and a redesigned residential mortgage program. The loan origination system utilizes market leading technology which was carefully customized and enhanced to streamline and optimize our credit delivery process, increase transparency and communication with our clients - ensuring that we provide a best-in-class credit delivery process. Our residential mortgage program redesign was developed to provide expanded product offerings to our market, mitigate risk and generate additional sources of non-interest income through scalability.

Additionally, we completed the construction and celebrated the opening of a state-of-the-art branch office serving as a regional service center in Rostraver, PA and added a news section to our upgraded website, www.cb.bank, to provide more timely communications to our market.

Last, in our continual focus on the client experience, we created a new retail support team staffed with experienced personnel to assist our bankers as they provide a higher level of personalized service to our clients.

We firmly believe that all stakeholders benefit from the continued investment in our franchise, our commitment to our long-term plan and our focus on delivering an exceptional client experience.”

Dividend Declaration
The Company’s Board of Directors declared a $0.25 quarterly cash dividend per outstanding share of common stock, payable on or about August 30, 2024, to stockholders of record as of the close of business on August 15, 2024.

2024 Second Quarter Financial Review

Net Interest and Dividend Income
Net interest and dividend income increased $350,000, or 3.1%, to $11.5 million for the three months ended June 30, 2024 compared to $11.1 million for the three months ended June 30, 2023.
•NIM (GAAP) decreased to 3.18% for the three months ended June 30, 2024 compared to 3.29% for the three months ended June 30, 2023. Fully tax equivalent (FTE) NIM (Non-GAAP) decreased 11 basis points (“bps”) to 3.19% for the three months ended June 30, 2024 compared to 3.30% for the three months ended June 30, 2023.
•Interest and dividend income increased $3.7 million, or 24.6%, to $18.9 million for the three months ended June 30, 2024 compared to $15.2 million for the three months ended June 30, 2023.

◦Interest income on loans increased $1.2 million, or 9.3%, to $14.7 million for the three months ended June 30, 2024 compared to $13.4 million for the three months ended June 30, 2023. The average yield on loans increased 50 bps to 5.50% compared to 5.00% resulting in a $1.3 million increase in interest income on loans. The average balance of loans decreased $2.9 million to $1.076 billion from $1.079 billion, causing a $77,000 decrease in interest income on loans. The increase in loan yield has been driven by a reduction in lower yielding consumer loans due to the discontinuation of the indirect automobile loan product with the redeployment of those funds into higher yielding commercial loan products.
◦Interest income on taxable investment securities increased $1.9 million, or 199.4%, to $2.8 million for the three months ended June 30, 2024 compared to $950,000 for the three months ended June 30, 2023 driven by a 246 bp increase in average yield coupled with a $56.7 million increase in average balances. The increase in the average yield was the result of the Bank implementing a balance sheet repositioning strategy of its portfolio of available-for-sale securities during the fourth quarter of 2023. The Bank sold $69.3 million in market value of its lower yielding U.S. government agency, mortgage-backed and municipal securities with an average yield of 1.89% and purchased $69.3 million of higher yielding mortgage-backed and collateralized mortgage obligation securities with an average yield of 5.49%. The increase in volume was driven by a $74.3 million increase in the average balance of collateralized loan obligation (“CLO”) securities as the Bank executed a leverage strategy to purchase these assets funded with brokered certificates of deposits.
◦Interest income on interest-earning deposits at other banks increased $592,000, to $1.3 million for the three months ended June 30, 2024 compared to $721,000 for the three months ended June 30, 2023 driven by a $47.7 million increase in average balances, partially offset by a 19 bp decrease in the average yield. The volume increase was due in part to $30.5 million in cash received from the December 2023 sale of EU.
•Interest expense increased $3.4 million, or 82.9%, to $7.5 million for the three months ended June 30, 2024 compared to $4.1 million for the three months ended June 30, 2023.
◦Interest expense on deposits increased $3.2 million, or 83.9%, to $7.1 million for the three months ended June 30, 2024 compared to $3.8 million for the three months ended June 30, 2023. Rising market interest rates led to the repricing of interest-bearing demand and money market deposits and a shift in deposits from noninterest-bearing and interest-bearing demand deposits into money market and time deposits which resulted in a 109 bp, or 65.8%, increase in the average cost of interest-bearing deposits compared to the three months ended June 30, 2023. This accounted for a $2.8 million increase in interest expense. Additionally, interest-bearing deposit balances increased $103.6 million, or 11.1%, to $1.0 billion as of June 30, 2024 compared to $930.1 million as of June 30, 2023, accounting for a $462,000 increase in interest expense.
◦Interest expense on borrowed funds increased $163,000, or 67.6%, to $404,000 for the three months ended June 30, 2024 compared to $241,000 for the three months ended June 30, 2023. The average balance of borrowed funds increased $13.2 million due to $20.0 million of FHLB long-term advances added during the second quarter of 2023. The increase in the average balance accounted for a $158,000 increase in interest expense.
Provision for Credit Losses
The provision for credit losses recorded for the three months ended June 30, 2024 was a net recovery of $36,000. The provision for credit losses - loans was $12,000 and was primarily due to an increase in the required reserve for individually analyzed loans, partially offset by the impact of a decrease in loan balances while the provision for credit losses - unfunded commitments was a recovery of $48,000 and was due to a decrease in loss rates. This compared to a $432,000 provision for credit losses recorded for the three months ended June 30, 2023 and was required primarily due to loan growth coupled with a modeled slowdown in loan prepayment speeds.

Noninterest Income
Noninterest income decreased $1.6 million, or 69.7%, to $688,000 for the three months ended June 30, 2024, compared to $2.3 million for the three months ended June 30, 2023. This decrease resulted primarily from a $1.5 million decrease in insurance commissions as no income was recognized for the three months ended June 30, 2024 due to the December 2023 sale of EU, compared to a full quarter of income recognized for the three months ended June 30, 2023.

Noninterest Expense
Noninterest expense decreased $517,000, or 5.4%, to $9.0 million for the three months ended June 30, 2024 compared to $9.5 million for the three months ended June 30, 2023. Salaries and benefits decreased $806,000, or 15.4%, to $4.4 million primarily due to no expense related to EU recognized for the three months ended June 30, 2024 due to the December 2023 sale, compared to $823,000 of expense recognized for the three months ended June 30, 2023, partially offset by merit increases and revenue producing staff additions. Intangible amortization decreased $182,000 as a portion of the Bank’s core deposit intangible was fully amortized in February 2024 and EU intangible amortization of $47,000 was realized during the three months ended June 30, 2023. FDIC assessment expense decreased $63,000 due to a decrease in the assessment rate. Data processing expense increased $293,000 costs associated with the implementation of a new loan origination system and financial dashboard platform. Occupancy expenses increased $151,000 due to $192,000 of environmental remediation costs related to a construction project on one of the Bank’s office location, partially offset by $42,000 of EU occupancy expenses realized during the three months ended June 30, 2023. Pennsylvania shares tax expense increased $102,000 due to a higher taxable base due to the increase in equity resulting from the sale of EU.

Statement of Financial Condition Review

Assets
Total assets increased $103.8 million, or 7.1%, to $1.56 billion at June 30, 2024, compared to $1.46 billion at December 31, 2023.
•Cash and due from banks increased $74.4 million, or 109.0%, to $142.6 million at June 30, 2024, compared to $68.2 million at December 31, 2023.
•Securities increased $61.7 million, or 29.8%, to $268.8 million at June 30, 2024, compared to $207.1 million at December 31, 2023. The securities balance was primarily impacted by the purchase of $69.8 million of CLO securities, partially offset by $6.8 million of principal repayments on amortizing securities.
Loans and Credit Quality
•Total loans decreased $31.7 million, or 2.9%, to $1.08 billion at June 30, 2024 compared to $1.11 billion at December 31, 2023. This was driven by decreases in consumer, commercial real estate and residential real estate loans of $21.3 million, $8.4 million and $5.1 million, respectively, partially offset by increases in commercial and industrial loans, other loans and construction loans of $1.1 million, $1.1 million and $922,000, respectively. The decrease in consumer loans resulted from a reduction in indirect automobile loan production due to rising market interest rates and the discontinuation of this product offering as of June 30, 2023. This portfolio is expected to continue to decline as resources are allocated and production efforts are focused on more profitable commercial products. In total, $62.3 million of loans have paid off since December 31, 2023.
•The allowance for credit losses (ACL) was $9.5 million at June 30, 2024 and $9.7 million at December 31, 2023. As a result, the ACL to total loans was 0.88% at June 30, 2024 and 0.87% at December 31, 2023. During the current year, the Company recorded a net recovery of credit losses of $73,000.
•Net charge-offs for the three months ended June 30, 2024 were $67,000, or 0.02% of average loans on an annualized basis. Net charge-offs for the three months ended June 30, 2023 were $96,000, or 0.04% of average loans on an annualized basis. Net charge-offs for the six months ended June 30, 2024 were $50,000. Net recoveries for the six months ended June 30, 2023 were $660,000 primarily due to recoveries totaling $750,000 related to a prior year $2.7 million charged-off commercial and industrial loan.
•Nonperforming loans, which include nonaccrual loans and accruing loans past due 90 days or more, were $1.9 million at June 30, 2024 and $2.2 million at December 31, 2023. Nonperforming loans to total loans ratio was 0.17% at June 30, 2024 and 0.20% at December 31, 2023.

Total liabilities increased $100.7 million, or 7.7%, to $1.4 billion at June 30, 2024 compared to $1.3 billion at December 31, 2023.
Deposits
•Total deposits increased $82.6 million to $1.35 billion as of June 30, 2024 compared to $1.27 billion at December 31, 2023. Time deposits increased $115.4 million and money market deposits increased $28.9 million while interest-bearing demand, savings and non interest-bearing demand deposits decreased $38.3 million, $15.6 million and $7.8 million, respectively. Deposit changes were primarily the result of the current interest rate environment causing a shift in deposit products to higher priced money market and time deposits. Additionally, the Bank added $63.1 million of brokered certificates of deposit during the period. Brokered certificates of deposit totaled $92.1 million as of June 30, 2024 compared to $29.0 million at December 31, 2023, all mature within three months and were utilized to fund the purchase of floating rate CLO securities. At June 30, 2024, FDIC insured deposits totaled approximately 62.6% of total deposits while an additional 15.0% of deposits were collateralized with investment securities.

Accrued Interest Payable and Other Liabilities
•Accrued interest payable and other liabilities increased $18.1 million, or 125.5%, to $32.5 million at June 30, 2024, compared to $14.4 million at December 31, 2023 primarily due to the purchase of $14.7 million of syndicated loans and $7.6 million of securities which were unsettled at the end of the period.
Stockholders’ Equity
Stockholders’ equity increased $3.0 million, or 2.1%, to $142.9 million at June 30, 2024, compared to $139.8 million at December 31, 2023. The key factor positively impacting stockholders’ equity was $6.8 million of net income for the current period, partially offset by a $1.6 million increase in accumulated other comprehensive loss and the payment of $2.6 million in dividends since December 31, 2023.
Book value per share
Book value per common share was $27.79 at June 30, 2024 compared to $27.32 at December 31, 2023, an increase of $0.47.

Tangible book value per common share (Non-GAAP) was $25.83 at June 30, 2024, compared to $25.23 at December 31, 2023, an increase of $0.60.

Refer to “Explanation of Use of Non-GAAP Financial Measures” at the end of this Press Release.

About CB Financial Services, Inc.
CB Financial Services, Inc. is the bank holding company for Community Bank, a Pennsylvania-chartered commercial bank. Community Bank operates its branch network in southwestern Pennsylvania and West Virginia. Community Bank offers a broad array of retail and commercial lending and deposit services.
For more information about CB Financial Services, Inc. and Community Bank, visit our website at www.communitybank.tv.

Statement About Forward-Looking Statements
Statements contained in this press release that are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and such forward-looking statements are subject to significant risks and uncertainties. The Company intends such forward-looking statements to be covered by the safe harbor provisions contained in the Act. The Company’s ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and its subsidiaries include, but are not limited to, general and local economic conditions, changes in market interest rates, deposit flows, demand for loans, real estate values and competition, competitive products and pricing, the ability of our customers to make scheduled loan payments, loan delinquency rates and trends, our ability to manage the risks involved in our business, our ability to control costs and expenses, inflation, market and monetary fluctuations, changes in federal and state legislation and regulation applicable to our business, actions by our competitors, and other factors that may be disclosed in the Company’s periodic reports as filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Company Contact:
John H. Montgomery
President and Chief Executive Officer
Phone: (724) 223-8317

CB FINANCIAL SERVICES, INC. SELECTED CONSOLIDATED FINANCIAL INFORMATION
(Dollars in thousands, except share and per share data) (Unaudited)

Selected Financial Condition Data	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Assets
Cash and Due From Banks	$142,600	$73,691	$68,223	$52,597	$78,093
Securities	268,769	232,276	207,095	172,904	181,427
Loans Held for Sale	632	200	—	—	—
Loans
Real Estate:
Residential	342,689	346,938	347,808	346,485	338,493
Commercial	458,724	470,430	467,154	466,910	458,614
Construction	44,038	44,323	43,116	41,874	44,523
Commercial and Industrial	112,395	103,313	111,278	100,873	102,266
Consumer	90,357	100,576	111,643	122,516	134,788
Other	30,491	30,763	29,397	23,856	22,470
Total Loans	1,078,694	1,096,343	1,110,396	1,102,514	1,101,154
Allowance for Credit Losses	(9,527)	(9,582)	(9,707)	(10,848)	(10,666)
Loans, Net	1,069,167	1,086,761	1,100,689	1,091,666	1,090,488
Premises and Equipment, Net	20,326	19,548	19,704	18,524	18,582
Bank-Owned Life Insurance	23,910	23,763	25,378	25,227	25,082
Goodwill	9,732	9,732	9,732	9,732	9,732
Intangible Assets, Net	353	617	958	2,177	2,622
Accrued Interest Receivable and Other Assets	24,360	26,501	24,312	26,665	26,707
Total Assets	$1,559,849	$1,473,089	$1,456,091	$1,399,492	$1,432,733

Liabilities
Deposits
Noninterest-Bearing Demand Accounts	$269,964	$275,182	$277,747	$305,145	$316,098
Interest-Bearing Demand Accounts	324,688	323,134	362,994	357,381	374,654
Money Market Accounts	229,998	208,375	201,074	189,187	185,814
Savings Accounts	179,081	190,206	194,703	207,148	217,267
Time Deposits	346,037	265,597	230,641	177,428	169,482
Total Deposits	1,349,768	1,262,494	1,267,159	1,236,289	1,263,315

Other Borrowings	34,698	34,688	34,678	34,668	34,658
Accrued Interest Payable and Other Liabilities	32,501	34,317	14,420	13,689	18,171
Total Liabilities	1,416,967	1,331,499	1,316,257	1,284,646	1,316,144

Stockholders’ Equity	142,882	141,590	139,834	114,846	116,589
Total Liabilities and Stockholders’ Equity	$1,559,849	$1,473,089	$1,456,091	$1,399,492	$1,432,733

(Dollars in thousands, except share and per share data) (Unaudited)

	Three Months Ended					Six Months Ended
Selected Operating Data	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Interest and Dividend Income:
Loans, Including Fees	$14,670	$14,838	$14,804	$14,049	$13,426	$29,508	$25,797
Securities:
Taxable	2,844	2,303	1,164	940	950	5,148	1,914
Tax-Exempt	—	—	33	41	42	—	83
Dividends	27	27	32	25	25	54	49
Other Interest and Dividend Income	1,398	818	872	819	760	2,216	1,605
Total Interest and Dividend Income	18,939	17,986	16,905	15,874	15,203	36,926	29,448
Interest Expense:
Deposits	7,065	5,991	5,336	4,750	3,842	13,056	6,346
Short-Term Borrowings	—	—	26	—	3	—	5
Other Borrowings	404	404	407	407	238	808	393
Total Interest Expense	7,469	6,395	5,769	5,157	4,083	13,864	6,744
Net Interest and Dividend Income	11,470	11,591	11,136	10,717	11,120	23,062	22,704
Provision (Recovery) for Credit Losses - Loans	12	(143)	(1,147)	291	492	(130)	572
(Recovery) Provision for Credit Losses - Unfunded Commitments	(48)	106	(273)	115	(60)	57	(60)
Net Interest and Dividend Income After Net (Recovery) Provision for Credit Losses	11,506	11,628	12,556	10,311	10,688	23,135	22,192
Noninterest Income:
Service Fees	354	415	460	466	448	769	892
Insurance Commissions	1	2	969	1,436	1,511	3	3,434
Other Commissions	22	62	60	94	224	84	368
Net Gain (Loss) on Sales of Loans	9	22	2	—	(5)	30	(3)
Net Loss on Securities	(31)	(166)	(9,830)	(37)	(100)	(197)	(332)
Net Gain on Purchased Tax Credits	12	12	7	7	7	25	14
Gain on Sale of Subsidiary	—	—	24,578	—	—	—	—
Net Gain on Disposal of Premises and Equipment	—	274	—	—	—	274	11
Income from Bank-Owned Life Insurance	147	148	151	145	139	295	280
Net Gain on Bank-Owned Life Insurance Claims	—	915	—	—	1	915	303
Other Income	174	232	121	301	44	406	113
Total Noninterest Income	688	1,916	16,518	2,412	2,269	2,604	5,080
Noninterest Expense:
Salaries and Employee Benefits	4,425	4,576	6,224	5,369	5,231	9,001	10,310
Occupancy	940	749	810	698	789	1,689	1,490
Equipment	298	264	298	265	283	562	501
Data Processing	1,011	692	726	714	718	1,703	1,575
Federal Deposit Insurance Corporation Assessment	161	129	189	189	224	290	376
Pennsylvania Shares Tax	297	297	217	217	195	595	455
Contracted Services	390	281	299	286	434	671	581
Legal and Professional Fees	208	212	434	320	246	420	428
Advertising	78	129	158	114	75	206	154
Other Real Estate Owned (Income)	37	(23)	(36)	(8)	(35)	14	(72)
Amortization of Intangible Assets	264	341	430	445	446	605	891
Other Expense	875	781	1,016	878	895	1,656	1,841
Total Noninterest Expense	8,984	8,428	10,765	9,487	9,501	17,412	18,530
Income Before Income Tax Expense	3,210	5,116	18,309	3,236	3,456	8,327	8,742
Income Tax Expense	560	920	5,343	564	699	1,480	1,827
Net Income	$2,650	$4,196	$12,966	$2,672	$2,757	$6,847	$6,915

	Three Months Ended					Six Months Ended
Per Common Share Data	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Dividends Per Common Share	$0.25	$0.25	$0.25	$0.25	$0.25	$0.50	$0.50
Earnings Per Common Share - Basic	0.52	0.82	2.53	0.52	0.54	1.33	1.35
Earnings Per Common Share - Diluted	0.51	0.82	2.52	0.52	0.54	1.33	1.35

Weighted Average Common Shares Outstanding - Basic	5,142,139	5,129,903	5,119,184	5,115,026	5,111,987	5,136,021	5,110,799
Weighted Average Common Shares Outstanding - Diluted	5,152,657	5,142,286	5,135,997	5,126,546	5,116,134	5,151,188	5,118,396

	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Common Shares Outstanding	5,141,911	5,142,901	5,118,713	5,120,678	5,111,678
Book Value Per Common Share	$27.79	$27.53	$27.32	$22.43	$22.81
Tangible Book Value per Common Share (1)	25.83	25.52	25.23	20.10	20.39
Stockholders’ Equity to Assets	9.2%	9.6%	9.6%	8.2%	8.1%
Tangible Common Equity to Tangible Assets (1)	8.6	9.0	8.9	7.4	7.3

	Three Months Ended					Six Months Ended
Selected Financial Ratios (2)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
Return on Average Assets	0.71%	1.17%	3.62%	0.75%	0.79%	0.93%	1.00%
Return on Average Equity	7.58	12.03	44.99	9.03	9.38	9.80	11.98
Average Interest-Earning Assets to Average Interest-Bearing Liabilities	135.69	137.07	138.67	139.65	142.28	136.36	144.88
Average Equity to Average Assets	9.36	9.72	8.04	8.32	8.38	9.54	8.33
Net Interest Rate Spread	2.44	2.67	2.56	2.54	2.78	2.55	2.95
Net Interest Rate Spread (FTE) (1)	2.46	2.68	2.57	2.55	2.79	2.56	2.96
Net Interest Margin	3.18	3.36	3.19	3.13	3.29	3.27	3.40
Net Interest Margin (FTE) (1)	3.19	3.37	3.21	3.14	3.30	3.28	3.41
Net Charge-Offs (Recoveries) to Average Loans	0.02	(0.01)	—	0.04	0.04	0.01	(0.12)
Efficiency Ratio	73.89	62.40	38.93	72.26	70.96	67.84	66.69

Asset Quality Ratios	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Allowance for Credit Losses to Total Loans	0.88%	0.87%	0.87%	0.98%	0.97%
Allowance for Credit Losses to Nonperforming Loans (3)	513.03	437.73	433.35	330.13	260.46
Delinquent and Nonaccrual Loans to Total Loans (4)	0.53	0.63	0.62	0.73	0.68
Nonperforming Loans to Total Loans (3)	0.17	0.20	0.20	0.30	0.37
Nonperforming Assets to Total Assets (5)	0.13	0.15	0.16	0.23	0.30

Capital Ratios (6)	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
Common Equity Tier 1 Capital (to Risk Weighted Assets)	14.62%	14.50%	13.64%	12.77%	12.54%
Tier 1 Capital (to Risk Weighted Assets)	14.62	14.50	13.64	12.77	12.54
Total Capital (to Risk Weighted Assets)	15.61	15.51	14.61	13.90	13.64
Tier 1 Leverage (to Adjusted Total Assets)	9.98	10.28	10.19	9.37	9.26
(1)    Refer to Explanation of Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(2)    Interim period ratios are calculated on an annualized basis.
(3)    Nonperforming loans consist of all nonaccrual loans and accruing loans that are 90 days or more past due.
(4)    Delinquent loans consist of accruing loans that are 30 days or more past due.
(5)    Nonperforming assets consist of nonperforming loans and other real estate owned.
(6)    Capital ratios are for Community Bank only.
Certain items previously reported may have been reclassified to conform with the current reporting period’s format.

AVERAGE BALANCES AND YIELDS

	Three Months Ended
	June 30, 2024			March 31, 2024			December 31, 2023			September 30, 2023			June 30, 2023
	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,076,455	$14,711	5.50%	$1,087,889	$14,877	5.50%	$1,098,284	$14,840	5.36%	$1,088,691	$14,081	5.13%	$1,079,399	$13,450	5.00%
Debt Securities
Taxable	266,021	2,844	4.28	235,800	2,303	3.91	206,702	1,164	2.25	204,848	940	1.84	209,292	950	1.82
Tax-Exempt	—	—	—	—	—	—	4,833	42	3.48	6,013	52	3.46	6,180	53	3.43
Equity Securities	2,693	27	4.01	2,693	27	4.01	2,693	32	4.75	2,693	25	3.71	2,693	25	3.71
Interest-Earning Deposits at Banks	101,277	1,313	5.19	58,887	733	4.98	67,450	808	4.79	52,466	750	5.72	53,582	721	5.38
Other Interest-Earning Assets	3,154	85	10.84	3,235	85	10.57	3,387	64	7.50	3,292	69	8.32	2,783	39	5.62
Total Interest-Earning Assets	1,449,600	18,980	5.27	1,388,504	18,025	5.22	1,383,349	16,950	4.86	1,358,003	15,917	4.65	1,353,929	15,238	4.51
Noninterest-Earning Assets	53,564			54,910			38,464			52,885			52,812
Total Assets	$1,503,164			$1,443,414			$1,421,813			$1,410,888			$1,406,741
Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$325,069	$1,858	2.30%	$334,880	$1,794	2.15%	$362,018	$1,965	2.15%	$363,997	$2,003	2.18%	$354,497	$1,582	1.79%
Money Market Accounts	214,690	1,646	3.08	203,867	1,514	2.99	205,060	1,441	2.79	187,012	1,141	2.42	194,565	1,033	2.13
Savings Accounts	184,944	52	0.11	191,444	59	0.12	200,737	57	0.11	212,909	54	0.10	225,175	53	0.09
Time Deposits	308,956	3,509	4.57	248,118	2,624	4.25	193,188	1,873	3.85	173,832	1,552	3.54	155,867	1,174	3.02
Total Interest-Bearing Deposits	1,033,659	7,065	2.75	978,309	5,991	2.46	961,003	5,336	2.20	937,750	4,750	2.01	930,104	3,842	1.66
Short-Term Borrowings	2	—	—	—	—	—	1,902	26	5.42	—	—	—	480	3	2.51
Other Borrowings	34,692	404	4.68	34,682	404	4.69	34,673	407	4.66	34,662	407	4.66	21,026	238	4.54
Total Interest-Bearing Liabilities	1,068,353	7,469	2.81	1,012,991	6,395	2.54	997,578	5,769	2.29	972,412	5,157	2.10	951,610	4,083	1.72
Noninterest-Bearing Demand Deposits	272,280			278,691			305,789			312,016			326,262
Total Funding and Cost of Funds	1,340,633		2.24	1,291,682		1.99	1,303,367		1.76	1,284,428		1.59	1,277,872		1.28
Other Liabilities	21,867			11,441			4,119			9,025			10,920
Total Liabilities	1,362,500			1,303,123			1,307,486			1,293,453			1,288,792
Stockholders' Equity	140,664			140,291			114,327			117,435			117,949
Total Liabilities and Stockholders' Equity	$1,503,164			$1,443,414			$1,421,813			$1,410,888			$1,406,741
Net Interest Income (FTE) (Non-GAAP) (3)		$11,511			$11,630			$11,181			$10,760			$11,155
Net Interest-Earning Assets (4)	381,247			375,513			385,771			385,591			402,319
Net Interest Rate Spread (FTE) (Non-GAAP) (3) (5)			2.46%			2.68%			2.57%			2.55%			2.79%
Net Interest Margin (GAAP) (6)			3.18			3.36			3.19			3.13			3.29
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.19			3.37			3.21			3.14			3.30
(1)    Annualized based on three months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

AVERAGE BALANCES AND YIELDS

	Six Months Ended
	June 30, 2024			June 30, 2023
	Average Balance	Interest and Dividends	Yield /Cost (1)	Average Balance	Interest and Dividends	Yield / Cost (1)
(Dollars in thousands) (Unaudited)
Assets:
Interest-Earning Assets:
Loans, Net (2)	$1,082,172	$29,586	5.50%	$1,060,092	$25,840	4.92%
Debt Securities
Taxable	250,912	5,148	4.10	211,213	1,914	1.81
Exempt From Federal Tax	—	—	—	6,225	105	3.37
Marketable Equity Securities	2,693	54	4.01	2,693	49	3.64
Interest-Earning Deposits at Banks	80,082	2,045	5.11	64,455	1,526	4.74
Other Interest-Earning Assets	3,195	171	10.76	2,709	79	5.88
Total Interest-Earning Assets	1,419,054	37,004	5.24	1,347,387	29,513	4.42
Noninterest-Earning Assets	54,141			50,159
Total Assets	$1,473,195			$1,397,546

Liabilities and Stockholders' Equity:
Interest-Bearing Liabilities:
Interest-Bearing Demand Accounts	$329,974	$3,653	2.23%	$344,965	$2,773	1.62%
Savings Accounts	188,194	111	0.12	233,689	90	0.08
Money Market Accounts	209,279	3,159	3.04	203,952	1,972	1.95
Time Deposits	278,538	6,133	4.43	128,659	1,511	2.37
Total Interest-Bearing Deposits	1,005,985	13,056	2.61	911,265	6,346	1.40
Short-Term Borrowings	1	—	—	910	5	1.11
Other Borrowings	34,687	808	4.68	17,850	393	4.44
Total Interest-Bearing Liabilities	1,040,673	13,864	2.68	930,025	6,744	1.46
Noninterest-Bearing Demand Deposits	275,485			344,203
Total Funding and Cost of Funds	1,316,158		2.12	1,274,228		1.07
Other Liabilities	16,559			6,959
Total Liabilities	1,332,717			1,281,187
Stockholders' Equity	140,478			116,359
Total Liabilities and Stockholders' Equity	$1,473,195			$1,397,546
Net Interest Income (FTE) (Non-GAAP) (3)		23,140			22,769
Net Interest-Earning Assets (4)	378,381			417,362
Net Interest Rate Spread (FTE) (Non-GAAP) (3)(5)			2.56%			2.96%
Net Interest Margin (FTE) (Non-GAAP) (3)(6)			3.28			3.41
(1)    Annualized based on six months ended results.
(2)    Net of the allowance for credit losses and includes nonaccrual loans with a zero yield and Loans Held for Sale if applicable.
(3)    Refer to Explanation and Use of Non-GAAP Financial Measures in this Press Release for the calculation of the measure and reconciliation to the most comparable GAAP measure.
(4)    Net interest-earning assets represent total interest-earning assets less total interest-bearing liabilities.
(5)    Net interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(6)    Net interest margin represents annualized net interest income divided by average total interest-earning assets.

Explanation of Use of Non-GAAP Financial Measures
In addition to financial measures presented in accordance with generally accepted accounting principles (“GAAP”), we use, and this Press Release contains or references, certain Non-GAAP financial measures. We believe these Non-GAAP financial measures provide useful information in understanding our underlying results of operations or financial position and our business and performance trends as they facilitate comparisons with the performance of other companies in the financial services industry. Non-GAAP adjusted items impacting the Company's financial performance are identified to assist investors in providing a complete understanding of factors and trends affecting the Company’s business and in analyzing the Company’s operating results on the same basis as that applied by management. Although we believe that these Non-GAAP financial measures enhance the understanding of our business and performance, they should not be considered an alternative to GAAP or considered to be more important than financial results determined in accordance with GAAP, nor are they necessarily comparable with similar Non-GAAP measures which may be presented by other companies. Where Non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found herein.

	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23
(Dollars in thousands, except share and per share data) (Unaudited)

Total Assets (GAAP)	$1,559,849	$1,473,089	$1,456,091	$1,399,492	$1,432,733
Goodwill and Intangible Assets, Net	(10,085)	(10,349)	(10,690)	(11,909)	(12,354)
Tangible Assets (Non-GAAP) (Numerator)	$1,549,764	$1,462,740	$1,445,401	$1,387,583	$1,420,379
Stockholders' Equity (GAAP)	$142,882	$141,590	$139,834	$114,846	$116,589
Goodwill and Intangible Assets, Net	(10,085)	(10,349)	(10,690)	(11,909)	(12,354)
Tangible Common Equity or Tangible Book Value (Non-GAAP) (Denominator)	$132,797	$131,241	$129,144	$102,937	$104,235
Stockholders’ Equity to Assets (GAAP)	9.2%	9.6%	9.6%	8.2%	8.1%
Tangible Common Equity to Tangible Assets (Non-GAAP)	8.6%	9.0%	8.9%	7.4%	7.3%
Common Shares Outstanding (Denominator)	5,141,911	5,142,901	5,118,713	5,120,678	5,111,678
Book Value per Common Share (GAAP)	$27.79	$27.53	$27.32	$22.43	$22.81
Tangible Book Value per Common Share (Non-GAAP)	$25.83	$25.52	$25.23	$20.10	$20.39

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
(Dollars in thousands) (Unaudited)

Net Income (GAAP)	$2,650	$4,196	$12,966	$2,672	$2,757	$6,847	$6,915
Amortization of Intangible Assets, Net	264	341	430	445	446	605	891
Adjusted Net Income (Non-GAAP) (Numerator)	$2,914	$4,537	$13,396	$3,117	$3,203	$7,452	$7,806
Annualization Factor	4.02	4.02	3.97	3.97	4.01	2.01	2.02
Average Stockholders' Equity (GAAP)	$140,664	$140,291	$114,327	$117,435	$117,949	$140,478	$116,359
Average Goodwill and Intangible Assets, Net	(10,242)	(10,553)	(11,829)	(12,185)	(12,626)	(10,398)	(12,852)
Average Tangible Common Equity (Non-GAAP) (Denominator)	$130,422	$129,738	$102,498	$105,250	$105,323	$130,080	$103,507
Return on Average Equity (GAAP)	7.58%	12.03%	44.99%	9.03%	9.38%	9.80%	11.98%
Return on Average Tangible Common Equity (Non-GAAP)	8.99%	14.07%	51.85%	11.75%	12.20%	11.52%	15.21%

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
(Dollars in thousands) (Unaudited)

Interest Income (GAAP)	$18,939	$17,986	$16,905	$15,874	$15,203	$36,926	$29,448
Adjustment to FTE Basis	41	39	45	43	35	78	65
Interest Income (FTE) (Non-GAAP)	18,980	18,025	16,950	15,917	15,238	37,004	29,513
Interest Expense (GAAP)	7,469	6,395	5,769	5,157	4,083	13,864	6,744
Net Interest Income (FTE) (Non-GAAP)	$11,511	$11,630	$11,181	$10,760	$11,155	$23,140	$22,769

Net Interest Rate Spread (GAAP)	2.44%	2.67%	2.56%	2.54%	2.78%	2.55%	2.95%
Adjustment to FTE Basis	0.02	0.01	0.01	0.01	0.01	0.01	0.01
Net Interest Rate Spread (FTE) (Non-GAAP)	2.46%	2.68%	2.57%	2.55%	2.79%	2.56%	2.96%

Net Interest Margin (GAAP)	3.18%	3.36%	3.19%	3.13%	3.29%	3.27%	3.40%
Adjustment to FTE Basis	0.01	0.01	0.02	0.01	0.01	0.01	0.01
Net Interest Margin (FTE) (Non-GAAP)	3.19%	3.37%	3.21%	3.14%	3.30%	3.28%	3.41%

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
(Dollars in thousands) (Unaudited)

Income Before Income Tax Expense (GAAP)	$3,210	$5,116	$18,309	$3,236	$3,456	$8,327	$8,742
Net (Recovery) Provision for Credit Losses	(36)	(37)	(1,420)	406	432	(73)	512
Adjustments
Net Loss on Securities	31	166	9,830	37	100	197	332
Gain on Sale of Subsidiary	—	—	(24,578)	—	—	—	—
Net Gain on Disposal of Premises and Equipment	—	(274)	—	—	—	(274)	(11)
Net Gain on Bank-Owned Life Insurance Claims	—	(915)	—	—	(1)	$(915)	$(303)
Adjusted PPNR (Non-GAAP) (Numerator)	$3,205	$4,056	$2,141	$3,679	$3,987	$7,262	$9,272
Annualization Factor	4.02	4.02	3.97	3.97	4.01	2.01	2.02
Average Assets (Denominator)	$1,503,164	$1,443,414	$1,421,813	$1,410,888	$1,406,741	$1,473,195	$1,397,546
Adjusted PPNR Return on Average Assets (Non-GAAP)	0.86%	1.13%	0.60%	1.04%	1.14%	0.99%	1.34%

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
(Dollars in thousands, except share and per share data) (Unaudited)

Net Income (GAAP)	$2,650	$4,196	$12,966	$2,672	$2,757	$6,847	$6,915

Adjustments
Net Loss on Securities	31	166	9,830	37	100	197	332
Gain on Sale of Subsidiary	—	—	(24,578)	—	—	—	—
Net Gain on Disposal of Premises and Equipment	—	(274)	—	—	—	(274)	(11)
Net Gain on Bank-Owned Life Insurance Claims	—	(915)	—	—	(1)	(915)	(303)
Tax effect	(7)	23	4,843	(8)	(21)	16	(67)
Adjusted Net Income (Non-GAAP)	$2,674	$3,196	$3,061	$2,701	$2,835	$5,871	$6,866
Weighted-Average Diluted Common Shares and Common Stock Equivalents Outstanding	5,152,657	5,142,286	5,135,997	5,126,546	5,116,134	5,151,188	5,118,396
Earnings per Common Share - Diluted (GAAP)	$0.51	$0.82	$2.52	$0.52	$0.54	$1.33	$1.35
Adjusted Earnings per Common Share - Diluted (Non-GAAP)	$0.52	$0.62	$0.60	$0.53	$0.55	$1.14	$1.34
Net Income (GAAP) (Numerator)	$2,650	$4,196	$12,966	$2,672	$2,757	$6,847	$6,915
Annualization Factor	4.02	4.02	3.97	3.97	4.01	2.01	2.02
Average Assets (Denominator)	1,503,164	1,443,414	1,421,813	1,410,888	1,406,741	1,473,195	1,397,546
Return on Average Assets (GAAP)	0.71%	1.17%	3.62%	0.75%	0.79%	0.93%	1.00%
Adjusted Net Income (Non-GAAP) (Numerator)	$2,674	$3,196	$3,061	$2,701	$2,835	$5,871	$6,866
Annualization Factor	4.02	4.02	3.97	3.97	4.01	2.01	2.02
Average Assets (Denominator)	1,503,164	1,443,414	1,421,813	1,410,888	1,406,741	1,473,195	1,397,546
Adjusted Return on Average Assets (Non-GAAP)	0.72%	0.89%	0.85%	0.76%	0.81%	0.80%	0.99%

	Three Months Ended					Six Months Ended
	6/30/24	3/31/24	12/31/23	9/30/23	6/30/23	6/30/24	6/30/23
(Dollars in thousands) (Unaudited)

Net Income (GAAP) (Numerator)	$2,650	$4,196	$12,966	$2,672	$2,757	$6,847	$6,915
Annualization Factor	4.02	4.02	3.97	3.97	4.01	2.01	2.02
Average Equity (GAAP) (Denominator)	140,664	140,291	114,327	117,435	117,949	140,478	116,359
Return on Average Equity (GAAP)	7.58%	12.03%	44.99%	9.03%	9.38%	9.80%	11.98%
Adjusted Net Income (Non-GAAP) (Numerator)	$2,674	$3,196	$3,061	$2,701	$2,835	$5,871	$6,866
Annualization Factor	4.02	4.02	3.97	3.97	4.01	2.01	2.02
Average Equity (GAAP) (Denominator)	140,664	140,291	114,327	117,435	117,949	140,478	116,359
Adjusted Return on Average Equity (Non-GAAP)	7.65%	9.16%	10.62%	9.12%	9.64%	8.40%	11.90%